                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                          OPTICAL SENSORS INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                     [Logo of OPTICAL SENSORS INCORPORATED]

                          OPTICAL SENSORS INCORPORATED

                       7615 Golden Triangle Drive, Suite C
                                Technology Park V
                        Minneapolis, Minnesota 55344-3733

                                   ----------

                  Notice of the Special Meeting of Stockholders

                                February 19, 2004

                                   ----------

          A Special Meeting of Stockholders of Optical Sensors Incorporated will be held on Thursday, February 19, 2004, at 9:00 a.m., local time, at our executive offices located at 7615 Golden Triangle Drive, Suite C, Technology Park V, Minneapolis, Minnesota 55344-3733, for the following purpose:

          . To consider and act on a proposal to adopt the Optical Sensors Incorporated 2003 Stock Option Plan.

          We have fixed the close of business on January 16, 2004 as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournments of the meeting.

          TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

                                           By Order of The Board of Directors


                                           /s/ Paulita M. LaPlante
                                           -------------------------------------
                                           Paulita M. LaPlante
                                           President and Chief Executive Officer

Minneapolis, Minnesota
January 23, 2004

                     [Logo of OPTICAL SENSORS INCORPORATED]

                          OPTICAL SENSORS INCORPORATED

                       7615 Golden Triangle Drive, Suite C
                                Technology Park V
                        Minneapolis, Minnesota 55344-3733
                                 (952) 944-5857

                                   ----------

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                                   ----------

                                  INTRODUCTION

          Our Board of Directors solicits your proxy for use at the Special Meeting of Stockholders to be held on February 19, 2004, at 9:00 a.m., local time, at our executive offices located at 7615 Golden Triangle Drive, Suite C, Technology Park V, Minneapolis, Minnesota 55344-3733, and any adjournments of the meeting. A proxy card is enclosed for you to use to vote at the Special Meeting. Whether or not you expect to attend the Special Meeting in person, you may vote at the meeting by completing, signing and returning the proxy card in the enclosed postage paid envelope. Any proxy given pursuant to this solicitation, and received in time for the Special Meeting, will be voted according to the instructions given in the proxy card.

          Any stockholder of Optical Sensors who executes and delivers the proxy card may revoke it at any time prior to its use by either:

          .    giving notice in writing to the Secretary of Optical Sensors,

          . filing a revoking instrument or a duly executed proxy card bearing a later date with the Secretary of Optical Sensors, or

          . attending the Special Meeting and voting his or her stock in person.

          A stockholder who attends the Special Meeting need not revoke his or her proxy card and vote in person, unless he or she wishes to do so.

          This proxy statement is first being mailed to our stockholders on or about January 23, 2004.

                           PURPOSE OF SPECIAL MEETING

          The sole purpose of the Special Meeting is to consider and act on a proposal to adopt the Optical Sensors Incorporated 2003 Stock Option Plan, a copy of which is attached to this proxy statement as Appendix A.

                        OUTSTANDING SHARES; VOTING RIGHTS

          We have fixed the close of business on January 16, 2004 as the record date for determining the stockholders of Optical Sensors entitled to notice of and to vote at the Special Meeting.

          Holders of our common stock are entitled to one vote for each share held on the record date. Each share of Series A preferred stock and Series B preferred stock held on the record date entitles its holder to vote on all matters submitted to holders of common stock, and each share has the number of votes equal to the number of shares of common stock into which it may be converted. Each share of Series A preferred stock is currently convertible into one-sixth share of common stock and each share of Series B preferred stock is currently convertible into five shares of common stock. On January 16, 2004, we had outstanding 3,208,289 shares of common stock, 4,333,334 shares of Series A preferred stock, which are convertible into 722,222 shares of common stock, and 236,934 shares of Series B preferred stock, which are convertible into 1,184,670 shares of common stock, for a total of 5,115,181 shares eligible to vote at the Special Meeting.

          The holders of a majority of the outstanding shares of common stock, Series A preferred stock and Series B preferred stock, voting together as a single class on an as converted basis, entitled to vote at the meeting whether present in person or represented by proxy will constitute a quorum for the transaction of business at the Special Meeting. Holders of our common stock, Series A preferred stock and Series B preferred stock do not have rights to cumulate their votes.

          Circle F Ventures, LLC, Circle F Ventures II, LLC and their affiliates ("Circle F") own 1,497,887 shares of common stock (not including any shares issuable upon exercise of warrants or conversion of Series A preferred stock or Series B preferred stock), 4,333,334 shares of Series A preferred stock, which is convertible into 722,222 shares of common stock, and 236,934 shares of Series B preferred stock, which is convertible into 1,184,670 shares of common stock. Accordingly, Circle F owns a total of 3,404,779 shares of common stock, on an as converted basis, or 67%, of the outstanding shares entitled to vote at the Special Meeting.

          We will vote shares of common stock, Series A preferred stock and Series B preferred stock represented by properly executed proxies according to the choice specified in the proxy card. If we receive a properly executed proxy without any indication of how we are to vote on a matter, we will vote the shares represented by the proxy FOR the proposal set forth in the Notice of Meeting.

          In general, we will count shares represented by a properly signed and returned proxy card as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum, without regard to whether a proxy reflects a vote for or against the proposal, is left blank, or reflects a "broker non-vote" on a particular matter. A "broker non-vote" is a proxy card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because the broker has not received voting instructions and the broker has no discretionary authority to vote. Abstentions will be treated as shares present and entitled to vote, but not cast in favor of the proposal. Therefore, abstentions have the same effect as votes against the proposal. Broker non-votes, as to a particular matter, will be treated as shares not entitled to vote, and therefore, will not be counted as voted shares.

                                PROPOSAL TO ADOPT
                        THE OPTICAL SENSORS INCORPORATED
                             2003 STOCK OPTION PLAN

Introduction

          On September 11, 2003, our Board of Directors adopted the Optical Sensors Incorporated 2003 Stock Option Plan (the "2003 Plan"), subject to stockholder approval. The 2003 Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The 2003 Plan allows us to award eligible recipients incentive awards, consisting of options to purchase shares of our common stock, which may be:

          . "incentive options" that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code; or

          .    "non-statutory options" that do not qualify as incentive options.

          The major features of the 2003 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached to this proxy statement as Appendix A. A copy of the 2003 Plan has also been filed electronically with the Securities and Exchange Commission with this proxy statement, and is available through the Commission's website at http://www.sec.gov.

Summary of the 2003 Plan

General.

          All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors, consultants and independent contractors, will be eligible to receive option awards under the 2003 Plan. As of January 16, 2004, there were approximately twenty-seven persons eligible to receive awards under the 2003 Plan.

          We have reserved a maximum of 1,050,000 shares of common stock for issuance under the 2003 Plan, less (x) the number of shares subject to awards outstanding, as of the effective date of the 2003 Plan, under the Company's 1989 Omnibus Stock Option Plan and the Company's 1993 Stock Option Plan, plus (y) the number of shares in the foregoing clause (x) which are not thereafter issued or are forfeited and which would otherwise have become available for issuance under the terms of such plans. Under the terms of the 2003 Plan, we generally may not grant option awards relating to more than 100,000 shares of common stock to any participant during any calendar year.

          Shares that are issued under the 2003 Plan or that are subject to outstanding option awards reduce the number of shares remaining available under the 2003 Plan. Any shares subject to an option award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the 2003 Plan.

          If the exercise price of any option or any associated tax withholding obligations are paid by a participant's tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the 2003 Plan.

          In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the company, appropriate adjustment will be made to:

          . the number and kind of securities available for issuance under the 2003 Plan; and

          . in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding option awards.

Administration.

          The 2003 Plan will be administered by the Board or by a committee of the Board consisting of at least two "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. We refer to the Board of Directors or the committee administering the 2003 Plan as the "committee." To the extent consistent with Delaware corporate law and except with respect to participants subject to Section 16 of the Exchange Act, the committee may delegate its duties, power and authority under the 2003 Plan to any of our officers.

          The committee has the authority to determine all necessary or desirable provisions of option awards, including, the eligible recipients who will be granted one or more option awards under the 2003 Plan, the nature and extent of the option awards to be made to each participant, the time or times when option awards will be granted, the duration of each option award, and payment or vesting restrictions and other conditions. The committee has the authority to pay the economic value of any option award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding option awards so long as the amended or modified terms are permitted under the 2003 Plan and any affected participant has consented to the amendment or modification.

          Unless terminated earlier, the 2003 Plan will terminate at midnight on September 10, 2013. Option awards outstanding at the time the 2003 Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The Board may suspend or terminate the 2003 Plan or any portion of the plan at any time, and may amend the 2003 Plan from time to time to conform option awards to any change in applicable laws or regulations, to increase the number of maximum shares available under the 2003 Plan or in any other respect that the Board may deem to be in our best interests. However, no amendments to the 2003 Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of any applicable stock exchange.

          Termination, suspension or amendment of the 2003 Plan will not adversely affect any outstanding option award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a "change in control," discussed below.

          In general, no right or interest in any option award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the option award applicable to the participant.

Options.

          The exercise price of an option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% with respect to an incentive stock option if the participant beneficially owns more than 10% of our outstanding stock). Under the 2003 Plan, "fair market value" means the closing bid price of a share of our common stock at the close of a regular daily trading session on the over-the-counter market on the OTC Bulletin Board. On January 16, 2004, the closing bid price of a share of our common stock on the OTC Bulletin Board was $4.00.

          In general, the 2003 Plan requires a participant to pay an option's exercise price in cash. The committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the company's earnings for financial reporting purposes and that are otherwise acceptable to the committee, or by a combination of such methods. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

          The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all "incentive stock option" plans of the company or any subsidiary) may not exceed $100,000 or such other limit established by the Internal Revenue Code. Any incentive stock options in excess of this amount will be treated as non-statutory options.

          Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the company or a subsidiary for a certain period. An option may not become exercisable prior to six months from its date of grant, nor remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Change in Control of the Company.

          In the event a "change in control" of the company occurs, then, without any action by the committee all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of continued employment or other relationship with us of an optionee.

          The committee may also determine that some or all participants holding outstanding options will receive a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

          For purposes of the 2003 Plan a "Change in Control" of the Company generally occurs if:

          . the sale, lease, exchange or other transfer of all or substantially all of our assets;

          . the sale, lease, exchange or other transfer of the assets comprising our CapnoProbe product line;

          . our stockholders approve any plan or proposal to liquidate or dissolve the company;

          . any person, other than a Hayden R. Fleming, Circle F or any of their affiliates, becomes the beneficial owner of:

               . 20 percent or more, but not more than 50 percent, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by "continuity directors," who are members of our Board at the time of the Special Meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board; or

               . more than 50 percent of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

          . we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:

               . 50 percent or more, but not more than 80 percent, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporate, unless such merger or consolidation has been approved in advance by the continuity directors; or

               . less than 50 percent of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors);

          . a change in control that is determined by outside legal counsel to be required to be reported pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934; or

          . the continuity directors cease to constitute at least a majority of our Board.

Effect of Termination of Employment.

          If a participant ceases to be employed by (or provide services as a non-employee director, consultant or independent contractor to) the company and all subsidiaries, all of the participant's option awards will terminate as set forth below (unless modified by the committee in its discretion as described below).

          Upon termination due to death or disability, all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of one year (but in no event after the expiration date of the option).

          Upon termination for any reason other than death or disability, all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option). However, if a participant's termination is due to "cause" (as defined in the 2003 Plan) all rights of the participant under the 2003 Plan and any option agreements will immediately terminate without notice of any kind.

          In connection with a participant's termination, the committee may cause the participant's options to become or continue to become exercisable. In no case, however, will any options become exercisable or vest, prior to six months from the date of grant (unless such vesting or issuance is by reason of death or disability) or remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the committee's action or until its expiration date, whichever first occurs.

Federal Income Tax Consequences

          The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an option award.

Incentive Options.

          There will not be any federal income tax consequences to either the participant or the company as a result of the grant of an incentive option under the 2003 Plan.

          A participant's exercise of an incentive option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

          If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the "holding period requirements"), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.

          If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options.

          Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

          At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

          In general, the company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.

Excise Tax on Parachute Payments.

          The Internal Revenue Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the code, and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options upon a change in control of the company may constitute parachute payments, and in certain cases, "excess parachute payments." Under certain circumstances, the 2003 Plan provides for the reduction of excess parachute payments in order to prevent the imposition of an excise tax.

New Plan Benefits

          The following table presents the benefits or amounts that will be received by or allocated to each of the following groups for fiscal 2004, to the extent these benefits or amounts are determinable. These awards are subject to stockholder approval of the 2003 Plan.

                             2003 Stock Option Plan

Name and Principal Position                  Dollar Value   Number of Options
---------------------------                  ------------   -----------------

Paulita M. LaPlante                               (1)                (1)
President and
Chief Executive Officer

Victor Kimball                                    (1)                (1)
Vice President, Strategic Planning and
Product Development

Wesley G. Peterson                                (1)                (1)
Chief Financial Officer, Vice President of
Finance and Administration and Secretary

Terry J. Duesterhoeft                             (2)             52,739
Vice President of Sales and Marketing

Eugene Paul Maloney                               (2)             52,739
Vice President of Product Development

Executive Officers as a Group                     (2)            105,478

Non-Executive Director Group                      (1)                (1)

Non-Executive Officer Employee Group              (1)                (1)

(1) Except for the limitations discussed above and grants to Terry Duesterhoeft and Paul Maloney, neither the number of shares subject to awards nor the types of awards under the 2003 Plan to any particular eligible recipient(s) or group(s) of eligible recipients is presently determinable.

(2) The exercise price for each of the stock option grants prior to stockholder approval of the 2003 Plan is $4.00 per share, which was the fair market value of our common stock on the date of grant. The ultimate dollar value of the stock options will be measured by the difference between the price of our common stock and the exercise price of the stock options on the date such stock options are exercised.

Recommendation and Vote Required

          Optical Sensors's Board recommends a vote FOR adoption of the 2003 Plan. Option awards will not be granted under the 2003 Plan if the 2003 Plan is not approved by the stockholders. The affirmative vote of holders of a majority of the outstanding shares of common stock, Series A preferred stock and Series B preferred stock, voting together as a single class on an as converted basis, present and entitled to vote in person or by proxy is required to approve the proposal to adopt the 2003 Plan.

                             EXECUTIVE COMPENSATION

          The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and those executive officers who received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 2003.

                           Summary Compensation Table

                                                           Annual            Long-Term
                                                        Compensation       Compensation
                                                    --------------------   ------------
                                                                            Securities
                                                                            Underlying
Name and Principal Position                  Year   Salary($)   Bonus($)    Options(#)
---------------------------                  ----   ---------   --------    -----------
Paulita M. LaPlante                          2003    $180,000      $0               0
President and                                2002     180,000       0               0
Chief Executive Officer                      2001     180,000       0         121,885

Victor Kimball                               2003    $139,600      $0               0
Vice President, Strategic Planning and       2002     133,000       0               0
Product Development                          2001     127,200       0          48,754

Wesley G. Peterson                           2003    $115,250      $0               0
Chief Financial Officer, Vice President of   2002     110,000       0               0
Finance and Administration and Secretary     2001     110,000       0          48,754

                           Option Grants and Exercises

          Our executive officers named above did not receive or exercise any options during the year ended December 31, 2003

                         Aggregated Option Exercises In
               Last Fiscal Year and Fiscal Year-End Option Values

          The following table summarizes the potential realizable value of the options held by our executive officers named above at December 31, 2003 Our executive officers did not exercise any options during the year ended December 31, 2003.


                          Number of Securities           Value of Unexercised
                         Underlying Unexercised          In-the-Money Options
                      Options at December 31, 2003     at December 31, 2003(1)
                      ----------------------------   ---------------------------
Name                   Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------    -----------   -------------   -----------   -------------
Paulita M. LaPlante      129,232        62,720         $250,900       $116,339
Victor Kimball            48,280        28,500           93,456         53,439
Wesley G. Peterson        49,226        27,555           96,851         54,489

----------
(1) Value based on the difference between the fair market value of the common stock on December 31, 2003 of $4.10 and the exercise price of the options. Options are in-the-money if the market price of the shares exceeds the option exercise price.

                              Director Compensation

          Our directors receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on our behalf are reimbursed. We do, however, periodically compensate our directors through the granting of stock options.

          On April 15, 1999, each director who was not an employee was granted an option to purchase 3,333 shares of common stock at an exercise price of $7.50 per share, the fair market value of our common stock on that date. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option on each of the first four anniversary dates of the grant, and expire on April 14, 2009.

          On July 26, 2001, we granted Richard Egen and Charles Snead each an option to purchase 11,434 shares of common stock at an exercise price of $2.25 per share. These options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by the option, on each of the first four anniversary dates of the grant, and expire July 25, 2011. Additionally, we made two separate milestone grants. Under the first milestone grant, we granted Richard Egen and Charles Snead each a non-statutory stock option under our option plan to purchase 8,357 shares of common stock at an exercise price of $2.25 per share. The vesting timeframe for these options was, in part, contingent upon our executing an agreement with a major medical company for the distribution of our CapnoProbe product. This milestone was satisfied on September 28, 2001 when we entered into an exclusive license agreement with Nellcor Puritan Bennett under which Nellcor will be the exclusive worldwide manufacturer and distributor of our CapnoProbe(TM) product. As a result, these options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by such option on each of the first four anniversary dates of the grant, and expire July 25, 2011. Under the second milestone grant, we granted Richard Egen and Charles Snead each a non-statutory stock option under the plan to purchase 8,357 shares of common stock at an exercise price of $2.25 per share. The vesting timeframe for these options was, in part, contingent upon our completing an equity financing resulting in gross proceeds of at least $2 million. This milestone was satisfied on June 23, 2003, when Circle F converted an aggregate of $2,689,000 in cash advances into

179,267 shares of our Series B preferred stock at a conversion price of $15.00 per share and purchased 57,667 shares of our Series B preferred stock at a purchase price of $15.00 per share, or an aggregate purchase price of $865,005. As a result, these options become exercisable, on a cumulative basis, with respect to 25% of the shares covered by such option on each of the first four anniversary dates of the grant, and expire July 25, 2011.

          We did not make any option grants to non-employee directors during the fiscal year ended December 31, 2003.

                         Change in Control Arrangements

          In August 1999, our Board of Directors approved three new severance pay plans for our employees, including a severance pay plan for our executive officers. All of our executive officers are covered by the severance pay plan. The severance pay plan, as amended, provides for the payment of certain benefits to our executives who experience a "Qualifying Termination of Employment."

          A "Qualifying Termination of Employment" occurs if and only if:

          . We terminate the executive's employment, before or after a change in control, for any reason except "cause," death or disability, or

          . The executive terminates his or her employment either (1) prior to a change in control if his or her termination was a condition of the change in control or was requested or insisted upon by an unrelated person involved with the change in control or (2) during the 12 months after the change in control due to any of the following reasons:

               . A change in the executive's title, status, position, duties, authority or responsibilities as an employee in effect immediately prior to the change in control which in the executive's reasonable judgment is material and adverse, other than a change caused by an insubstantial or inadvertent action that Optical Sensors promptly remedies after becoming aware of the change;

               . A reduction in the executive's base pay or an adverse change in the form or timing of the payment of the base pay, as in effect immediately prior to the change in control or as thereafter increased;

               .    Certain adverse changes to specified employee benefit plans;

               . Relocation of the executive's place of work more than 30 miles from his or her work location immediately prior to the change in control;

               . The failure of the Optical Sensors to obtain the assent of the severance pay plan by an acquiror at least three days before a change in control occurs; or

               . Termination of employment for any reason other than death during the twelfth month following the month during which the change in control occurs.

          If an executive has a "Qualifying Termination of Employment," he or she will continue to receive his or her regular pay and continue to participate in all employee benefit plans until the date of termination specified in the notice of termination. In addition, the executive will receive the following:

          . A lump sum cash payment equal to 12 times the executive's monthly base pay payable within 10 days after the date of termination;

          .    A "gross up" payment for any excise tax liability; and

          . Indemnification and expense advances for damages, costs and expenses incurred in connection with all matters relating to the executive's service with or for Optical Sensors.

          The executive has no duty or obligation to seek or accept other employment in order to become or continue to be eligible for benefits under the severance pay plan.

          Before a change in control, our Board of Directors may amend the severance pay plan at any time and in any manner but the effective date of any amendment that adversely affects a participant must be at least one year after the amendment is approved by our Board of Directors. If a change in control occurs before an amendment becomes effective, the amendment automatically becomes null and void. On and after a change in control, the severance pay plan may be amended only if the participant affected by the amendment consents to the amendment in writing.

          Our Board of Directors may terminate the severance pay plan at any time subject to the following limitations:

     . Before a change in control, the effective date of the termination must be at least one year after the date on which the termination is approved by the board of directors; and

     . The severance pay plan cannot be terminated, and no termination will become effective, during the 12 month period after a change in control.

          Under our 1993 Stock Option Plan and the 2003 Stock Option Plan, upon the occurrence of a "change in control," all outstanding options granted under the plans will become and remain exercisable in full during their remaining terms regardless of whether the plan participants remain our employees. The acceleration of the exercisability of options under the plans may be limited in certain cirucumstances, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." In addition, the compensation committee of our Board of Directors may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately before the effective date of the change in control over the exercise price per share of the options.

          Under the August 10, 2001 Investment Agreement between Optical Sensors and Circle F Ventures, our Board of Directors approved and Circle F Ventures agreed that upon a change in control, our employees, in the aggregate, will be paid a bonus equal to (A) One Hundred Percent (100%) of the proceeds to Optical Sensors or its shareholders from the change in control transaction between Fifteen Million Dollars ($15,000,000) and Sixteen Million Dollars ($16,000,000) plus (B) Ten Percent (10%) of the proceeds to Optical Sensors or its shareholders from the change in control transaction between Sixteen Million Dollars ($16,000,000) and Twenty Million Dollars ($20,000,000).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of January 16, 2004 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table under the heading "Management", (3) each of our directors, and (4) all of our executive officers and directors as a group. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable.

          Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

                                               Shares of Series A      Shares of Series B            Shares
                                             Convertible Preferred   Convertible Preferred             of
                                                    Stock(1)                Stock(1)             Common Stock(1)
                                            ----------------------   ---------------------   ----------------------
                                                        Percent of              Percentof                Percent of
Name                                          Amount       Class       Amount     Class        Amount     Class (2)
-----------------------------------------   ---------   ----------    -------   ----------   ---------   ----------
Circle F Ventures, LLC, Circle F
   Ventures II, LLC and
   Hayden R. Fleming (3).................   4,333,334     100.0%      236,934     100.0%     3,521,445     67.31%

Richard B. Egen (4)......................           0       0.0%            0       0.0%        27,573          *

Paulita M. LaPlante (5)..................           0       0.0%            0       0.0%       129,232      3.88%

Victor Kimball (6).......................           0       0.0%            0       0.0%        49,406      1.51%

Wesley G. Peterson (7)...................           0       0.0%            0       0.0%        52,521      1.61%

Charles D. Snead, Jr. (8)................           0       0.0%            0       0.0%        26,306          *

All directors  and executive  officers as
   a group (seven persons) (9)...........           0       0.0%            0       0.0%       279,385      8.02%

----------
*    Less than 1% of the outstanding shares.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock and preferred stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options but are not deemed outstanding for computing the percentage of any other person or group. Each share of Series A convertible preferred stock is currently convertible into one-sixth of a share of common stock, and each share of Series B convertible preferred stock is currently convertible into five shares of common stock.

(2) Based on 3,208,289 shares of common stock outstanding as of January 16, 2004.

(3) Based on Schedule 13D/A filed by Circle F June 26, 2003. Includes 23,412 shares held by an individual retirement account for the benefit of Mr. Fleming's spouse, 3,333 shares held by an individual retirement account for the benefit of Mr. Fleming's spouse, 3,333 shares held by an individual retirement account for the benefit of Mr. Fleming and 245,147 shares are owned by a trust for the benefit of Mr. Fleming and his wife. Of the shares owned by the trust, 33,333 shares are issuable upon the exercise of a warrant. Also includes 1,259,328 shares of common stock, 83,333 shares issuable upon the exercise of a warrant, 722,222 shares issuable upon the conversion of 4,333,334 shares of Series A convertible preferred stock and 281,665 shares issuable upon the conversion of 56,333 shares of Series B convertible preferred stock held by Circle F Ventures, LLC as well as 903,005 shares issuable upon the conversion of 180,601 shares of Series B convertible preferred stock held by Circle F Ventures II, LLC. Mr. Fleming is the managing member of Circle F Ventures, LLC and Circle F Ventures II, LLC. The address of Circle F and Mr. Fleming is 17797 North Perimeter Drive, Scottsdale, Arizona 85255. See "Certain Relationships and Related Transactions."

(4) Includes 27,573 shares issuable upon exercise of outstanding stock options held by Mr. Egen.

(5) Includes 129,232 shares issuable upon exercise of outstanding stock options held by Ms. LaPlante.

(6) Includes 48,280 shares issuable upon exercise of outstanding stock options held by Mr. Kimball.

(7) Includes 49,226 shares issuable upon exercise of outstanding stock options held by Mr. Peterson, 15,113 shares of which are subject to a marital lien.

(8) Includes 26,073 shares issuable upon exercise of outstanding stock options held by Mr. Snead.

(9) Includes shares beneficially owned by affiliates of our officers and directors, but does not include any shares beneficially owned by Circle F or Hayden R. Fleming. Also includes 274,384 shares issuable upon exercise of outstanding stock options held by officers and directors.

       Securities Authorized for Issuance Under Equity Compensation Plans

          The following table summarizes outstanding options under our 1989 Omnibus Stock Option Plan, as amended, and our Amended and Restated 1993 Stock Option Plan as of December 31, 2003. Options granted in the future under the plan are within the discretion of the Company's Compensation Committee and therefore cannot be ascertained at this time.

                                                  (a)                      (b)                       (c)
                                                                                            Number of Securities
                                                                                           Remaining Available for
                                        Number of Securities to     Weighted-Average        Future Issuance Under
                                        be Issued Upon Exercise     Exercise Price of        Equity Compensation
                                        of Outstanding Options,   Outstanding Options,   Plans (excluding securities
            Plan Category                 Warrants and Rights     Warrants and Rights      reflected in column (a))
            -------------               -----------------------   --------------------   ---------------------------
Equity compensation plans approved by
   security holders                              792,243                  $2.41                       0

Equity compensation plans not
   approved by security holders
                                                       0                   N/A                        0
                                                 -------                  -----                      ---
   Total                                         792,243                  $2.41                       0

          Our only equity compensation plans are the 1989 Omnibus Stock Option Plan, as amended, and the Amended and Restated 1993 Stock Plan. We do not have any other equity compensation plans.

                              STOCKHOLDER PROPOSALS

          All proposals of stockholders that are requested to be included in our proxy statement for our next annual meeting must be received by us at our principal executive office a reasonable time before the company begins to print and mail our proxy materials.

          Any other stockholder proposals to be presented at our next annual meeting must be received at our principal executive a reasonable time before the annual meeting is conducted.

          We have no plans to hold an annual meeting at this time.

                            PROXY SOLICITATION COSTS

          The cost of soliciting proxies, including preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

                                  OTHER MATTERS

          Our Board of Directors is not aware of any other matters that may be presented to the stockholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting, or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

          We will pay the cost of soliciting proxies. Directors, officers and regular employees of Optical Sensors may, without compensation other than their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. We may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of our common stock.

          All stockholders who do not expect to attend the Special Meeting, are urged to execute and return the enclosed proxy card promptly.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Paulita M. LaPlante
                                           -------------------------------------
                                           Paulita M. LaPlante
                                           President and Chief Executive Officer

January 23, 2004
Minneapolis, Minnesota

                                                                         Annex A

                          OPTICAL SENSORS INCORPORATED
                             2003 STOCK OPTION PLAN
                         (As Adopted September 11, 2003)

1.   Purpose of Plan.

     The purpose of the Optical Sensors Incorporated 2003 Stock Option Plan (the "Plan") is to advance the interests of Optical Sensors Incorporated (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company's achievement of its economic objectives.

2.   Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "Board" means the Company's Board of Directors.

     2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

     2.3 "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature,
(iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

     2.4 "Change in Control" means an event described in Section 9.1 of the Plan.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.7 "Common Stock" means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.8 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.9 "Effective Date" means September 11, 2003.

     2.10 "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and all non-employee directors, consultants and independent contractors.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.12 "Fair Market Value" means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock at the end of the regular trading session, if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the Nasdaq National Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

     2.13 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.14 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.15 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.16 "Participant" means an Eligible Recipient who receives one or more Options under the Plan.

     2.17 "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

     2.18 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

     2.19 "Retirement" means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     2.20 "Securities Act" means the Securities Act of 1933, as amended.

     2.21 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3.   Plan Administration.

     3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to
Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     3.2  Authority of the Committee.

          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Option to be made to each Participant (including the number of shares of Common Stock to be subject to each Option, any exercise price, the manner in which Options will vest or become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and
     (v) the restrictions and other conditions to which the payment or vesting of Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

          (b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business;
     (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.   Shares Available for Issuance.

     4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,050,000 shares of Common Stock, less (x) the number of shares subject to awards outstanding, as of the effective date of the Plan, under the Company's 1989 Omnibus Stock Option Plan, as amended, and the Company's Amended and Restated 1993 Stock Option Plan, as amended, plus (y) the number of shares in the foregoing clause (x) which are not thereafter issued or are forfeited and which would otherwise have become available for issuance under the terms of such plans, or such greater number as may be approved by the Board pursuant to this
Section 4.1. Notwithstanding any other provision of the Plan to the contrary, no Participant in the Plan may be granted, during any calendar year, Options relating to more than an aggregate of 100,000 shares of Common Stock, in each case subject to adjustment as provided in Section 4.3 of the Plan. To the extent permitted by applicable corporate law, the shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

     4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

     4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Options and the exercise price of outstanding Options.

5.   Participation.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options, singly or in combination or in tandem with other Options, as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.   Options.

     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable prior to six months from its date of grant (other than as provided in Section 7.1 of the Plan) or after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.   Effect of Termination of Employment or Other Service.

     7.1 Termination Due to Death or Disability. Subject to Section 7.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability all outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of one (1) year after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of Death or Disability will be forfeited and terminate.

     7.2 Termination Due to Retirement. Subject to Section 7.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement all outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate.

     7.3 Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 7.5 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary) all outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate.

     7.4 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option will become exercisable or vest prior to six months from its date of grant (unless such exercisability or vesting is by reason of death or Disability), and no Option may remain exercisable or continue to vest for more than two years beyond the date such Option would have terminated if not for the provisions of this Section 7.4 but in no event beyond its expiration date.

     7.5 Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Option then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

     7.6 Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

8.   Payment of Withholding Taxes.

     8.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant, or exercise or vesting of, an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

     8.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

9.   Change in Control.

     9.1 Change in Control. For purposes of this Article 9, a "Change in Control" is the occurrence of any of the following on or after the Effective
Date:

          (a) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any Person;

          (b) the sale, lease, exchange or other transfer, directly or indirectly, of the assets comprising the Company's CapnoProbe Product Line, in one transaction or in a series of related transactions, to any Person;

          (c) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (d) any Person, other than Hayden R. Fleming, Circle F Ventures, LLC, a Georgia limited liability company, Circle F Ventures II, LLC, a Georgia limited liability company, or any of their Affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors," as defined at Subsection (b), or (b) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

          (e) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in

     Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

          (f) the continuity directors cease for any reason to constitute at least a majority the Board; or

          (g) a change in control of a nature that is determined by outside legal counsel to the Company, in a written opinion specifically referencing this provision of the Plan, to be required to be reported (assuming such event has not been "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, as of the effective date of such change in control.

     9.2 Continuity Directors For purposes of this Section 9.1, "continuity director" means any individual who is a member of the Board on the Effective Date, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination). For example, if a majority of the three individuals constituting the Board on the Effective Date, approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board on the Effective Date, upon their election by the Company's shareholders, the two newly elected directors would join the one remaining director who was a member of the Board on the Effective Date as continuity directors. Individuals subsequently joining the Board could become continuity directors under the principles reflected in this example.

     9.3 Acceleration of Vesting. If a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Options have been granted shall continue with the Company or any subsidiary.

     9.4 Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Participant affected thereby, may determine that:

          (a) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options; and

          (b) any Options which, as of the effective date of any such Change in Control, are "underwater" (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control.

     9.5  Limitation on Change in Control Payments. Notwithstanding anything in
Section 9.3 or 9.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 9.3 or the payment of cash in exchange for all or part of an Option as provided in Section 9.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 9.3 or 9.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under
Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 9.5 will, to that extent, not apply.

10.  Rights of Eligible Recipients and Participants; Transferability.

     10.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     10.2 Rights as a Stockholder. As a holder of Options, a Participant will have no rights as a stockholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     10.3 Restrictions on Transfer.

          (a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

          (b) A Participant will be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

          (c) Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

     10.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11.  Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12.  Plan Amendment, Modification and Termination.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's stockholders if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body that are applicable to the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 9 of the Plan.

13.  Effective Date and Duration of the Plan.

     The Plan is effective as of the Effective Date. The Plan will terminate at midnight on September 10, 2013, and may be terminated prior to such time by Board action. No Option will be granted after termination of the Plan. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

14.  Miscellaneous.

     14.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     14.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                          [Logo for Optical Sensors]


                        SPECIAL MEETING OF STOCKHOLDERS
                          THURSDAY, FEBRUARY 19, 2004





--------------------------------------------------------------------------------



                                                                          Proxy
--------------------------------------------------------------------------------


       This Proxy is solicited by the Board of Directors for use at the
                     Special Meeting on February 19, 2004


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing this proxy, you revoke all prior proxies and appoint Paulita M. LaPlante and Wesley G. Peterson, and each of them, with full power of substitution and revocation, to vote all shares of the common stock of Optical Sensors Incorporated held of record by you on January 16, 2004, on the matters shown on the reverse side and any other matters which may come before the Special Meeting to be held on February 19, 2004 at 9:00 a.m., local time, at 7615 Golden Triangle Drive, Suite C, Technology Park V, Minneapolis, Minnesota 55344-3733, and any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                      See reverse for voting instructions

                 \|/          Please detach here          \|/

             The Board of Directors Recommends a Vote FOR Item 1.

1.  To adopt the Optical Sensors Incorporated 2003
    Stock Option Plan:                                 [_] For [_] Against [_] Abstain

2.  In their discretion, the Proxies are authorized    [_] For [_] Against [_] Abstain
    to vote upon such other business as may properly
    come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR,
IF NO DIRECTION IS GIVEN,IT WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box [_]
Indicate changes below:                                Dated: ________, 2004
                                                       -------------------------------

                                                       -------------------------------
                                                       Signature(s) in Box

                                                       Please sign exactly as name
                                                       appears below. When
                                                       shares are held by joint
                                                       tenants, both should sign.
                                                       When signing as attorney,
                                                       executor, administrator,
                                                       fiduciary, trustee or
                                                       guardian, or as a custodian
                                                       for a minor, please give full
                                                       title as such. If a
                                                       corporation, please sign the
                                                       corporation name in full by
                                                       a duly authorized officer of
                                                       the signer. If a partnership,
                                                       please sign in partnership
                                                       name by authorized person.